- As adopted by The Lutheran Brotherhood Family of Funds and LB Series Fund, Inc. December 5, 2001, effective as of merger
- As adopted by LBRC and LBSC December 14, 2001, effective as of merger

Amended and Restated

CODE OF ETHICS WITH RESPECT TO

SECURITIES TRANSACTIONS OF ACCESS PERSONS

FOR

THE AAL MUTUAL FUNDS

THE LUTHERAN BROTHERHOOD FAMILY OF FUNDS

AAL VARIABLE PRODUCT SERIES FUND, INC.

LB SERIES FUND, INC.

AID ASSOCIATION FOR LUTHERANS

AAL CAPITAL MANAGEMENT CORPORATION

LUTHERAN BROTHERHOOD RESEARCH CORP.

and

LUTHERAN BROTHERHOOD SECURITIES CORP.

January 1, 2002

TABLE OF CONTENTS

APPENDIX A   THREE COMPLIANCE CATEGORIES

APPENDIX B   PERSONAL TRADING REQUEST AND AUTHORIZATION FORM

APPENDIX C   INITIAL HOLDINGS REPORT

APPENDIX D   QUARTERLY SECURITIES TRANSACTIONS REPORT

APPENDIX E   ANNUAL HOLDINGS REPORT

I.      INTRODUCTION.

        Rule 17j-1 (the  "Rule")  under the  Investment  Company  Act of 1940 (the "1940 Act")
requires   investment   companies,   as  well  as  their  investment  advisers  and  principal
underwriters,  to adopt written codes of ethics containing  provisions reasonably necessary to prevent  "Access  Persons"  from  engaging  in  any  act,  practice,  or  course  of  business prohibited under the anti-fraud provisions of the Rule.(1) The Board of  Directors/Trustees of
each of these investment  companies,  including a majority of the  Directors/Trustees  who are not  interested  persons of such  investment  company,  must approve the code of ethics of the investment company,  the code of ethics of each investment  adviser/sub-adviser  and principal underwriter  of the  investment  company  and any  material  changes to those codes of ethics.
The Board of  Directors/Trustees  must base its  approval of a code of ethics and any material changes thereto on its  determination  that the code of ethics contains  provisions  which are reasonably  necessary to prevent  Access  Persons from engaging in acts,  practices or courses of business  prohibited by the  anti-fraud  provisions of the Rule.  Any material  change to a code of ethics  must be  approved  by the Board no later  than six months  after the  material change is  adopted.  Pursuant  to the  requirements  of the Rule,  The AAL Mutual  Funds,  The
Lutheran  Brotherhood  Family of Funds,  the AAL Variable  Product  Series Fund,  Inc., and LB
Series Fund,  Inc.  (together the "Funds") and AAL Capital  Management  Corporation,  Lutheran
Brotherhood  Research Corp.,  Lutheran  Brotherhood  Securities Corp., and Aid Association for
Lutherans  (together  the  "Advisers")  have  adopted  this Code of Ethics (the  "Code")  with
respect  to  securities  transactions  of  the   directors/trustees,   officers,  and  certain
employees  of the Funds and the  Advisers  that  come  within  the term  "Access  Person,"  as defined  below.  To the  extent  the Funds  employ a  sub-adviser  to manage any series of the
Funds,  the provisions of the Code shall apply to the  sub-adviser  with respect to the series of the Funds for which it acts as  sub-adviser,  provided,  however,  that with respect to The
Lutheran  Brotherhood  Family  of  Funds  and LB  Series  Func,  Inc.,  each  sub-adviser  and employees  thereof shall only be required to comply with the  provisions of the code of ethics of such sub-adviser.

        This Code reflects the principal  recommendations in the August 25, 1999 Report of the
Investment Company Institute Advisory Group on Personal  Investing.  It is intended to provide guidance  to Access  Persons  of the Funds and the  Adviser in the  conduct of their  personal investments to eliminate the possibility of securities  transactions  occurring that place, or appear  to  place,  such  persons  in  conflict  with  the  interests  of the  Funds  or their shareholders.(2)

        Your  receipt of this Code for your review and  signature  means that you are a person to whom the Code  applies.  You are required to certify  initially,  and annually  thereafter, that you have read, understood and complied with this Code. See Appendices D, E and F.

        If you have any questions  concerning this Code, please contact the Compliance Officer
("Compliance Officer").

II.     DEFINITIONS.

        A.     Access Person. "Access Person" means the following:

               1.     With  respect to the Funds,  AAL  Capital  Management  Corporation,  and
                      Lutheran  Brotherhood Research Corp., any  Director/Trustee,  officer or
                      "Advisory  Person"  (see  definition  below) of the Funds or AAL Capital
                      Management Corporation or Lutheran Brotherhood Research Corp.

               2.     With respect to Aid Association  for Lutherans and Lutheran  Brotherhood
                      Securities Corp., any director,  officer, or Advisory Person (as defined
                      below)  of  Aid  Association  for  Lutherans  or  Lutheran   Brotherhood
                      Securities  Corp.,  as the case may be, who,  with respect to any of the
                      Funds,  makes any  recommendation,  participates in the determination of which  recommendation  shall be made,  or whose  principal  function  or duties  relate to the  determination  of which  recommendation  shall be made to any of the Funds;  or who, in  connection  with his/her  duties, obtains any  information  concerning  securities  recommendations  being made to any of the Funds.

        B.     Advisory  Person.  Advisory  Person  means (a) any employee of the Funds or the
               Advisers who, in connection with his/her regular functions or  duties,   makes,
               participates  in, or obtains  information  regarding  the purchase or sale of a security (as defined in II.H.  below) by or on behalf of the Funds,  or (b) any employee of the Funds or the Advisers whose  functions  relate to the making of any recommendations  with respect to such purchases or sales. In the event that any natural  person or company is in a control  relationship  with the Funds or the  Advisers,  the term  "Advisory  Person"  includes  such natural  person or company,  or any  employee  of such a company to the same extent as an employee of the Funds or the Advisers.

        The differences  between Access Persons,  Advisory Persons and Portfolio  Managers are
often confusing. In an effort to clarify this situation, please see Appendix A.

        C.     Beneficial  Ownership.  Beneficial  Ownership  has the same  meaning as used in
               Rule  16a-1(a)(2)  under the Securities  Exchange Act of 1934,  except that the term applies to both debt and equity securities.  "Beneficial  ownership" under
               Rule 16a-1(a)(2)  includes  accounts of a spouse,  minor children who reside in an Access  Person's  home and any other  relatives  (parents,  adult  children, brothers,  sisters,  etc.)  whose  investments  the  Access  Person  directs or controls,  whether the person  lives with the Access  Person or not, as well as
               accounts  of  another  person   (individual,   partner,   corporation,   trust,
               custodian,  or other  entity)  if by  reason  of any  contract,  understanding, relationship,  agreement or other  arrangement the Access Person obtains or may obtain  therefrom a direct or indirect  pecuniary  interest.  A person does not derive a direct or indirect  pecuniary  interest solely by virtue of serving as a trustee or executor  unless  he/she or a member of his/her  immediate  family has a vested  interest  in the income or  principal  of the trust or estate.  A copy of Release No. 34-18114  issued by the Securities and Exchange  Commission on the meaning of the term  "beneficial  ownership"  is available  upon request from the  Compliance  Officer,  and should be reviewed  carefully by any Access
               Person before preparing any reports required by this Code.

        D.     Being  Considered  for  Purchase or Sale.  A security is Being  Considered  for
               Purchase or Sale when a  recommendation  to purchase or sell such  security has been made and  communicated by an Advisory Person of the Funds or the Advisers,
               in the course of his/her  duties  and,  with  respect to the person  making the
               recommendation,   when  such   person   seriously   considers   making  such  a
               recommendation.

        E.     Control.  Control means the power to exercise a controlling  influence over the management  and  policies of a company,  unless such power is solely the result of an official position with such company.

        F.     Independent  Director/Trustee.  The term Independent  Director/Trustee  means a director/trustee  of the Funds who is not an  "interested  person" of the Funds
               within   the   meaning   of   Section   2(a)(19)   of  the  1940   Act.   These
               Directors/Trustees have been designated by the Funds.

        G.     Portfolio Manager.  A  Portfolio Manager is  a person who makes decisions as to the purchase or sale of portfolio securities of the Funds.

        H.     Security.  "Security"  has the same meaning as in Section  2(a)(36) of the 1940
               Act, as well as futures and  commodities.  Included  within the  definition are
               interests  in  self-directed   retirement  plans.  Excluded  are  interests  in
               independently  managed retirement plans. Also excluded from this definition are shares of registered open-end  investment  companies (mutual funds and variable annuities),  securities issued (irrespective of maturity) as direct obligations of the United States  Government,  bankers'  acceptances,  bank certificates of deposit,  commercial  paper,  and various  "money  market  instruments"  (e.g.,
               conventional   repurchase  agreements,   U.S.  Government  agency  obligations,
               obligations  issued or guaranteed by foreign  governments)  maturing within 397 calendar days from the date of purchase.

        I.     Securities  Transaction.  The term Securities  Transaction means the execution, either directly or indirectly, of any purchase or sale of a security.

        J.     Security  Held or to be Acquired by the Funds.  Security Held or to be Acquired
               by the Funds means:

               1.     Any Security which, within the most recent 15 days:

                      a.     Is or has been held by the Funds; or

                      b.     Has Been  Considered or is Being  Considered for Purchase or Sale
                             by the Adviser for the Funds; and

               2.     Any option to purchase or sell,  and any  Security  convertible  into or exchangeable for, a Security.

III.    STATEMENT OF GENERAL PRINCIPLES.

        The  following  general  fiduciary  principles  shall govern the  personal  investment activities of all Access Persons.

        Each Access Person shall adhere to the highest ethical standards and shall:

        A.     at all  times,  place  the  interests  of the  Funds  before  his/her  personal interests;

        B.     conduct all personal  securities  transactions in a manner consistent with this
               Code,  so as to avoid any actual or potential  conflicts  of  interest,  or any abuse of position of trust and responsibility; and

        C.     not take any  inappropriate  advantage of his/her position with or on behalf of the Funds.

        Access  Persons  should  follow not only the letter of this Code,  but also its spirit and their transactions will be reviewed for this purpose.

IV.     RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.

        A.     Preclearance Required for All Securities  Transactions.  Unless the transaction is  exempt  under  V.  below,  no  Access  Person  (other  than an  independent
               Director/Trustee   of  the  Funds)  may  directly  or   indirectly,   initiate,
               recommend,  or in any  other  way  participate  in the  purchase  or  sale of a security in which such Access Person has, or by reason of the  transaction  may acquire,  any direct or indirect beneficial  interest,  without first obtaining prior written clearance for such transaction from the Compliance Officer.  When requesting preclearance, each Access Person should be aware that:

               1.    all  requests  for  preclearance  must be set  forth  in  writing  on the standard  Personal  Trading  Request and  Authorization  Form,  a copy of which is attached as Appendix B.

               2.    preclearance  of a securities  transaction  is  effective  for the day of clearance and the next three business days.

        B.     Timing of Purchases and Sales (Blackout  Periods)(3). Unless the transaction is exempt under V. below,  no Access Person (other than an  independent  Director/
               Trustee of  the Funds)  may (I)  execute  a  Securities  Transaction  on  a day during  which the  Funds  have a  pending  "buy" or  "sell"  order in that same
               Security, until that order has been executed  or  withdrawn,  or (ii)  purchase or  sell any  Security  in which  he/she has, or by reason of such  transaction acquires,  any  direct or indirect  beneficial  ownership,  in a Security being considered  for purchase  or sale  by the Funds.(4)  Additionally, no Portfolio
               Manager  may purchase  or sell as  beneficial  owner  any  Security  within  at least  seven calendar days before and after the Funds  trade  (or have  traded)
               in that Security.

        C.     Short-Term  Trading  Profits.  Short term  trading by Advisory Persons shall be looked upon with  disfavor.  All sales and  purchases  (or purchases and sales)
               of the same or equivalent  securities  within 60 calendar  days by an  Advisory
               Person shall be reported to the Funds' Board of Directors/Trustees.

        D.     Initial Public Offerings.  No Access Person other than an Independent Director/
               Trustee of the Funds may acquire  any  Beneficial  Ownership  in any Securities in an initial public offering.

        E.     Options.  No Access Person may purchase or sell derivatives, futures or options
               (puts and/or calls).

        F.     Gifts.  No Advisory  Person may receive any gift or anything  else of more than
               $100  value  within  any  calendar  year  from any  person,  entity  or  person affiliated  with an entity that does  business  with or on behalf of the Funds.
               Business  related  entertainment  such as meals,  tickets  to the  theater or a sporting  activity or event which are infrequent and not unreasonable in nature are excepted from this prohibition.

        G.     Private  Placements.  With regard to private  placements,  each Advisory Person shall:

               1.     obtain express prior written approval from the Compliance  Officer (who, in making  such  determination,  shall  consider  among  other  factors, whether the  investment  opportunity  should be reserved  for the Funds, and whether such  opportunity  is being offered to such Advisory  Person by virtue of his/her  position  with the Funds) for any  acquisition  of
                      Securities in a private placement(5); and,

               2.     if and after  such  authorization  to  acquire  Securities  in a private placement has been  obtained,  each advisory  person shall  disclose any future personal  involvement in this security in the event that there is any  subsequent  consideration  by the Funds  (or any  other  investment company  for  which he acts in a  capacity  as an  Advisory  Person)  of investment in that issuer arises.

        H.     Service as a Director.  No Advisory Person shall serve on a board of  directors of a publicly traded company, absent prior written  authorization by the  Board of Directors/Trustees of the Funds, based upon a determination that such service would be consistent with the interests of the Funds.(6)

        I.     Confidentiality.  No Access Person shall reveal to any other person  (except in the  normal  course of his/her  duties on behalf of the Funds or the  Advisers)
               any information  regarding  securities  transactions made, or being considered, by or on behalf of the Funds.

        J.     Restricted  and Watch  List.  No  Access Person may trade in any security on the
               AAL/CMC Restricted and/or Watch List or the LB Restricted List.

V.      EXEMPT TRANSACTIONS.

        The prohibitions described in IV.A and B above shall not apply to:

        A.     purchases or sales  effected in any account over which the Access Person has no direct or  indirect  influence  or  control,  or in any  account  of the Access
               Person  which is managed on a  discretionary  basis by a person  other than the
               Access  Person and,  with  respect to which the Access  Person does not in fact influence or control purchase or sale transactions;

        B.     purchases or sales that are  non-volitional on the part of the Access Person or the Funds, including mergers, recapitalization or similar transactions;

        C.     purchases  that  are  part  of  an  issuer's  or  broker's  automatic  dividend reinvestment plan;

        D.     purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

        E.     purchases or sales that are part of an investment club portfolio;

        F.     purchases or sales in shares of unit investment trusts (UIT's) or exchange traded funds (SPDR's, iShares and ETF's);

        G.     purchases or sales of fixed income investments ( i.e. bonds);

        H.     purchases or sales of closed-end mutual funds; and

        I.     purchases or sales that receive the prior approval of the Compliance Officer on the basis that (a) the transaction is not potentially harmful to the Funds,  (b)
               the  transaction  would be unlikely to affect the market in which the portfolio securities  for the Funds are  traded,  or (c) the  transaction  is not related economically to the Securities to be purchased,  sold, or held by the Funds and the  decision to  purchase  or sell the  Security is not the result of material non-public  information.  As noted above,  prior  approval must be set forth in writing on the Personal Trading Request and Authorization Form (APPENDIX B).

VI.     REPORTING REQUIREMENTS OF ACCESS PERSONS.

        A.     Initial  Holdings Report. All Access Persons shall complete, sign and submit to the Compliance Officer an Initial  Holdings Report (attached hereto as Appendix
               C) no later than 10 days after becoming an Access  Person  [Note:  Persons  who became  Access  Persons  before  March 1,  2000 are not  required  to submit an
               Initial  Holdings  Report.]  The  Initial  Holdings  Report  shall  contain the following information:

               1.     the  title, number  of shares  and principal  amount of each security in which the Access Person had any direct or indirect  beneficial ownership when the person became an Access Person;

               2.     the name of any  broker,  dealer or  bank with  whom the  Access  Person maintained an account in which any securities  were held for the  direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

               3.     the date on which the report is submitted by the Access Person.

        B.     Quarterly Transaction Reports.  All  Access  Persons  other  than   Independent
               Directors/Trustees  of  the  Funds  shall  complete,  sign  and  submit  to the
               Compliance Officer a Quarterly Transaction  Report (attached hereto as Appendix
               D) which  discloses the  information  with respect to  transactions  during the quarter in any  Security in which such Access  Person has, or by reason of such transaction  acquires  any  direct or  indirect  beneficial  ownership  in that
               Security.   The  Quarterly   Transaction   Report  shall  be  provided  to  the
               Compliance  Officer  not  later  than 10 days  after  the end of each  calendar quarter,  whether  or not  there has been a  transaction  for the  quarter.  If there has been a  transaction  for that  period,  the  Quarterly  Report  shall contain the following information:

               1.     the  date of the transaction, the title, interest rate and maturity rate
                      (if applicable), the number of shares  and the  principal  amount of the
                      Security involved;

               2.     the nature of the transaction, i.e., purchase, sale or any other type of acquisition or disposition;

               3.     the price of the Security at which the transaction was effected;

               4.     the  name  of the  broker,  dealer or  bank  with or  through  whom  the transaction was effected; and

               5.     the date on  which  the report is submitted to the Compliance Officer by the Access Person.

        For any account  established  by the Access Person in which any  Securities  were held during the  quarter  for the direct or  indirect  benefit  of the Access  Person,  the
        Quarterly Transaction Report shall contain the following information:

               1.     the  name of the  broker,  dealer  or bank with  whom the Access  Person established  the account;

               2.     the date the account was established; and

               3.     the date that the report is submitted by the Access Person.

        In lieu of the Quarterly  Transaction  Report, the reporting person may provide copies of broker trade  confirmations or monthly or quarterly account  statements  reflecting equivalent  information,  provided  the  reporting  person  dates and signs  each such statement.

        C.     Annual  Holdings Report.  All Access Persons other than Independent  Directors/
               Trustees  of  the Funds  shall  complete,  sign and  submit to  the  Compliance
               Officer an Annual Holdings Report no later than 30 days following the end of the calendar year. The Annual Holdings  Report  (attached  hereto  as  Appendix  E)
               shall contain the following information (which shall be current as of a date no more than 30 days before the report is submitted):

               1.     the  title,  number of  shares and  principal amount of each security in which the Access Person had any direct or indirect beneficial ownership;

               2.     the name of  any  broker,  dealer  or bank with whom the  Access  Person maintained an account in which any securities  were held for the  direct or  indirect benefit of the Access Person; and

               3.     the date on which the report is submitted by the Access Person.

        D.     Independent  Directors/Trustees.  An Independent  Director/Trustee of the Funds
               shall report a transaction in a Security if the  Director/Trustee,  at the time of the  transaction,  knew or, in the  ordinary  course of  fulfilling  his/her official  duties as a  Director/Trustee  of the Funds,  should have known that, during  the  15-day  period  immediately  preceding  or  after  the date of the transaction by the  Director/Trustee,  the Security is or was purchased or sold by the Funds or was Being Considered for Purchase or Sale.

               The foregoing  provision as to a Security Being Considered for Purchase or Sale
               shall not apply with respect to a Security  merely because it is a component of an index or model  which a series  or  portfolio  of the Funds is  designed  to reflect.

        E.     Confirmations.   All Access Persons (other than Independent  Directors/Trustees of the  Funds)  shall  supply to the  Compliance  Officer,  on a  timely basis, duplicate copies of confirmations  of  all  personal  Securities  Transactions.
               These  confirms will be  provided directly through the Brokers.  However, it is the responsibility of the Access  Person to ensure that confirms of all  trades are provided to the Compliance Officer.

        F.     Potential  Conflicts of Interest.  Every Access Person shall immediately report to the Compliance  Officer any factors of which the Access Person is aware that would be relevant to a conflict of interest  analysis,  including the existence
               of  any  substantial   economic   relationship   between  the  Access  Person's
               transactions and Securities held or to be acquired by the Funds.  These factors may  include,  for  example,  officerships  or  directorships  with  issuers or beneficial  ownership of more than 1/2 of 1% of the total  outstanding  shares of any issuer whose shares are  publicly  traded or that may be initially  offered to the public in the foreseeable future.

        G.     Disclaimer of Beneficial Ownership. No Initial Holdings,  Quarterly Transaction
               or Annual  Holdings  Report  shall be  construed  as an admission by the person making  such  report  that he or she  has any  direct  or  indirect  beneficial ownership in the security to which the report relates.

        H.     Notification  of Reporting  Obligation.  All Access  Persons who have a duty to file  Initial,  Annual  and  Quarterly  reports  under  this  section  shall be informed of that duty by the  Compliance  Officer and shall be provided  with a copy of this Code.  One  informed  of the duty to file a Quarterly  Report,  an
               Access  Person  has a  continuing  obligation  to file all  reports in a timely manner.

VII.    COMPLIANCE MONITORING.

        The  Compliance  Officer  shall  review all  Initial,  Quarterly  and Annual  Reports,
confirmations,   and  other  materials  provided  to  him/her  regarding  personal  Securities
Transactions  by Access Persons to ascertain  compliance with the provisions of this Code. The
Compliance  Officer shall  institute any procedures  necessary to monitor the adequacy of such reports and to  otherwise  prevent or detect  violations  of this Code.  Upon  discovery  of a violation of this Code, it shall be the  responsibility  of the  Compliance  Officer to report
such  violation  to  the  management  of  the   Adviser(s),   as  well  as  to  the  Board  of
Directors/Trustees of the Funds.

VIII.   REVIEW BY BOARD OF DIRECTORS/TRUSTEES.

        The  Compliance  Officer  shall  regularly  (but not less  frequently  than  annually)
furnish  to the  Board of  Directors/Trustees  of the  Funds a written  report  regarding  the administration  of this Code.  This report  shall  describe  any issues that have arisen under the Code or procedures  since the last report to the Board of  Directors/Trustees,  including, but not limited to,  information  about  material  violations of the Code or any procedures or sanctions  imposed in  response to the  material  violations.  The report  also shall  certify that the Funds and the  Advisers  have  adopted  procedures  reasonably  necessary  to prevent
Access  Persons from  violating  this Code.  If any such report  indicates  that any change to this Code is advisable,  the Compliance  Officer shall make an appropriate  recommendation  to the Board of  Directors/Trustees.  The Compliance Officer also shall inquire into any apparent violation of this Code and shall report any apparent  violation  requiring  remedial action to the  Board  of  Directors/Trustees.  The  Board  of  Directors/Trustees  shall  consider  this report.  Upon  finding  such a  violation  of this  Code,  including  the filing of any false, incomplete,  or  untimely  Initial,  Quarterly  or Annual  Report,  or the  failure  to obtain preclearance  of any personal  securities  transaction,  the Board of  Directors/Trustees  may
impose  any   sanction  or  take  such   remedial   actions  as  it  deems   appropriate.   No
Director/Trustee  shall  participate  in a  determination  of whether  he/she has  committed a violation of this Code or of the imposition of any sanction against himself/herself.

IX.     RECORDS RETENTION.

        The Funds and the Advisers shall maintain  records in the manner and to the extent set forth below,  which  records may be  maintained  on an  appropriate  electronic  or film media under the conditions described in Rule 31a-2(f)(1) under the 1940 Act:

        A.     Retention  of Copy of Code. A copy of this Code shall be preserved in an easily accessible place;

        B.     Record of  Violations.  A record of any  violation of this Code and of any Code in effect  within the past five years,  and of any action  taken as a result of such violation  shall be preserved in an easily  accessible  place for a period of not less than five years  following  the end of the fiscal year in which the violation occurs;

        C.     Copy of  Forms  and  Reports.  A copy  of each  Personal  Trading  Request  and
               Authorization  Form and each Initial,  Quarterly and Annual Report prepared and filed by an Access  Person  pursuant  to this Code  shall be  preserved  by the
               Compliance  Officer  for a period of not less than five  years  from the end of the fiscal year in which such report is made or the  information  is  provided, the first two years in an easily accessible place;

        D.     List  of Access Persons. A list of all persons who are, or within the past five years of business have been, required to  file  Personal  Trading  Request  and
               Authorization Forms and Initial,  Quarterly and Annual Reports pursuant to this
               Code shall be maintained in an easily accessible place;

        E.     List  of Compliance  Personnel.  A record of all persons who are, or within the past five years have been,  responsible for reviewing  Personal Trading Request and Authorization Forms and Initial,  Quarterly  and Annual Reports pursuant to this Code shall be maintained in an easily accessible place;

        F.     Approval of Acquisition of Securities. A record of any decision, and the reasons supporting  the decision,  to approve the  acquisition by an Access Person of a
               Security  under Section IV (above) shall be maintained  for at least five years after the end of the fiscal year in which the approval is granted; and

        G.     Sites of Records to be Kept. All such records and/or  documents  required to be maintained  pursuant  to this Code shall be kept at the  offices of AAL Capital
               Management  Corporation,  with respect to Access  Persons  located in Appleton, and the offices of Lutheran  Brotherhood Research Corp., with respect to Access
               Persons located in Minneapolis,  to which each of the Funds and Aid Association for Lutherans shall have access during normal business hours.

X.      CONFIDENTIAL TREATMENT.

        All  reports and other  records  required  to be filed or  maintained  under this Code shall be treated as confidential, except to the extent required by law.

XI.     VIOLATIONS OF THIS CODE.

        Violations  of this Code may result in the  imposition  of  sanctions or the taking of such  remedial  steps as the Funds and/or the Advisers may deem  appropriate,  including,  but not limited to,  unwinding the  transaction  or, if  impractical,  disgorgement  of any profit
from  the  transaction,   a  letter  of  censure,  reduction  in  salary,  and  suspension  or termination of employment.  No  Director/Trustee or officer of the Funds or the Advisers shall participate  in a  determination  of whether  he/she has committed a violation of this Code or of the imposition of any sanction against himself/herself.

        In addition,  the Funds or the Advisers may report any  violations to the  appropriate regulatory authority, including the Securities and Exchange Commission.

XII.    INTERPRETATION OF PROVISIONS.

       The Board of  Directors/Trustees  of the Funds and management of the Advisers may, from time to time,  adopt such  interpretations  of this Code as such  Boards or  management  deems appropriate.

XIII.   AMENDMENTS TO THE CODE.

        Any amendment to the Code shall be effective 30 calendar days after written  notice of such  amendment  shall  have been  received  by the  Compliance  Officer,  unless the Board of
Directors/Trustees of the Funds or the management of the Advisers,  as appropriate,  expressly determines  that such amendment shall become  effective on another  specific date or shall not be adopted.

Footnotes:
(1)  Rule 17j-1 under the 1940 Act provides that it is unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of such company's investment adviser or principal underwriter, in connection with any purchase or sale, directly or indirectly, by such person of a "security held or to be acquired" by such investment company, to engage in any of the following acts, practices or courses of business:

     A.  employ any device, scheme, or artifice to defraud such investment company;

     B.  make to such investment company any untrue statement of a material fact or omit to state to such investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     C.  engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such investment company; and

     D.  engage in any manipulative practice with respect to such investment company.

(2)  Consistent with Section 206 of the Investment Advisers Act of 1940 and Rules 204-2(a)(12) and
     (13), and to the extent appropriate, the Access Persons of the Advisers shall abide by the principles established by this Code and the specific reporting and other requirements hereof when dealing with other advisory clients of the Advisers.

(3)  The foregoing blackout periods shall not apply to a transaction following written preclearance by the Compliance Officer as to a Security purchased or sold by a Fund modeled on an index of
     Securities and which Fund transaction is made for the purpose of maintaining existing index weightings within the Fund.

(4)  A Security is not deemed to be Being Recommended for Purchase or Sale if it is (1) a component of an index or model which a portfolio of the AAL Variable Product Seris Fund and/or The AAL
     Mutual Funds are designed to reflect unless the determination as to whether to add or delete the Security is within the discretion of an Advisory Person of the Fund; and (2) the Security
     is not Being Recommended for Purchase or Sale by any of the other Funds.  In each case, a determination as to whether a Security is or is not deemed to be Being Recommended for Purchase or Sale will be made by the Compliance Officer.

(5)  If the Funds decide to purchase Securities of an issuer the shares of which have been previously obtained in a private placement for personal investment by an Advisory Person, that decision shall be subject to an independent review by the independent Directors/Trustees who have no personal interest in the issuer.

Appendix A

CODE OF ETHICS
Three Compliance Categories

[GRAPHIC OMITTED:  THREE CIRLES WITHIN EACH OTHER]

Outside Circle Reads:  Access Persons
Middle Circle Reads:  Advisory Persons
Inside Circle Reads:  Portfolio Managers

ACCESS PERSONS - obtain (have "access" to) information about a fund's purchase or sale of securities in the course of their normal work. Everyone who is subect to the Code of Ethics is an Access Person and every Access Person is subject to the Code of Ethics.

ADVISORY PERSONS - are involved in the decision making process but do not make the final decision (typically traders & investment analysts).

PORTFOLIO MANAGERS - make the investment decision for the Funds.

Appendix A

CODE OF ETHICS
Restrictions on Personal Investing

[GRAPHIC OMITTED:  Circle around words ACCESS PERSONS REQUIREMENTS]

Text in boxes reads:
(IV.A)  Preclearance of securities transactions

Text under box reads:
Request in writing
Approval in writing
Clearance day plus 3 business day approval period

Text in box reads:
(IV.B)  Blackout Periods

Text under box reads:
Access person can't buy/sell a security on any day that the Fund buys/sells it.

Text in box reads:
(IV.D)  IPO prohibition

Text under box reads:
Total Prohibition

Text in box reads:
(VI.E)  Copies of B/D confirms to Compliance Officer

Text in box reads:
(VI.)  Quarterly Reports of securities transactions Compliance Officer

Text under box reads:
Completed Quarterly Reports Due to Compliance Officer by 10th day following each calendar quarter

Text in box reads:
(IV.H)  Confidentiality except in normal course of business Officer

Text in box reads:
(VI.H)  Conflict of Interest Situations

Text in box reads:
(VI.)  Initial and Annual Reports

Appendix A

CODE OF ETHICS
Restrictions on Personal Investing

[GRAPHIC OMITTED:  Circle around words ADDITIONAL ADVISORY PERSONS REQUIREMENTS]

Text in box reads:
(IV.C)  Short-term profits w/in 60 days

Text under box reads:
Report to Board

Text in box reads:
(IV.E)  Gift prohibition

Text under box reads:
$100 cap on gifts, etc. from any person doing business with or on behalf of the investment company

Text in box reads:
(IV.F)  Private Placements

Text under box reads:
Requires prior written approval
If prior approval given, disclosure requirements for that issuer in future considerations
Disinterested Trustee review needed if Fund considers buying above security

Text in box reads:
(IV.G)  Director of publicly traded company

Text under box reads:
Must have prior written approval of Fund Trustees

Text in box reads:
(VI.E)  Annual Disclosure of securities holdings

Appendix A

CODE OF ETHICS
Restrictions on Personal Investing

[GRAPHIC OMITTED:  Circle around words ADDITIONAL PORTFOLIO MANAGERS REQUIREMENTS]

Text in box reads:
(VI.B)  Blackout Periods

Text under box reads:
Portfolio Manager cannot buy/sell within 7 days either side of a Fund trade (15 day window)

Appendix B

PERSONAL TRADING REQUEST AND AUTHORIZATION FORM FOR THE CODES OF ETHICS FOR THE AAL MUTUAL FUNDS, THE LUTHERAN BROTHERHOOD FAMILY OF FUNDS, THE AAL VARIABLE PRODUCT SERIES FUND, INC., LB SERIES FUND, INC., AID ASSOCIATION FOR LUTHERANS, AAL CAPITAL MANAGEMENT CORPORATION, LUTHERAN BROTHERHOOD RESEARCH CORP., AND LUTHERAN BROTHERHOOD SECURITIES CORP.

Personal Trading Request (to be completed prior to any personal trade):

1.      Name: ________________________________________________________________________________

2.      Phone ext:  __________________________________________________________________________

3.      Position:  ___________________________________________________________________________

4.      Date of proposed transaction:  _______________________________________________________

5.      Name of the issuer and dollar amount and number of  Securities of the issuer  proposed to be purchased or sold:

        ______________________________________________________________________________________

6.      Nature of transaction (i.e., purchase, sale):(1)  ____________________________________

7.      Are you or is a member of your immediate family an officer or director of the issuer of
        the Securities or any affiliate2 of the issuer?       Yes [ ]          No [ ]

        If yes, please describe: _____________________________________________________________
        ______________________________________________________________________________________

8.      Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the Securities: (3)  ____________________________
        ______________________________________________________________________________________

9.      Are you aware of any material non-public information regarding the Security or the
        issuer?  Yes [ ]          No [ ]

10.     Does this transaction involve a Private Placement?
        Yes [ ]          No [ ]

        Note:  If you marked "yes," and you are an Advisory Person or Portfolio  Manager,  you
               must obtain written  approval from the Compliance  Officer before executing the trade.

11.     Is the Security being purchased part of an Initial Public Offering?
        Yes [ ]            No [ ]

        Note:  Advisory  Persons and Portfolio  Managers are prohibited from  participating in
               Initial Public Offerings.

12.     Do you beneficially own more than 1/2 of 1% of the outstanding  equity Securities of the issuer?
        Yes [ ]           No [ ]

        If yes, please report the total number of shares "beneficially owned":
        ______________________________________________________________________________________
        ______________________________________________________________________________________

13.     Are  you  aware  of any  facts  regarding  the  proposed  transaction,  including  the existence of any substantial  economic  relationship  between the proposed transaction and any  Securities  Held or to be Acquired by the Funds or other managed  accounts or affiliates  of  the  Advisers  that  may  be  relevant  to a  determination  as to the existence of a potential conflict of interest?(4)
        Yes [ ]          No [ ]

        If yes, please describe:
        ______________________________________________________________________________________
        ______________________________________________________________________________________

14.     Do you want to have an executed copy of this request for your files?
        Yes [ ]          No [ ]

To the best of my knowledge and belief, the answers provided above are true and correct.

                                               Signature:  ___________________________________
                                               Date:  ________________________________________

Footnotes:
(1)  If other than a market order, please describe any proposed limits.
(2)  For purposes of this question, "affiliate" includes (i) any entity that directly or indirectly owns, controls, or holds with power to vote 5% or more of the outstanding voting Securities of the issuer and (ii) any entity under common control with the isuer.
(3)  A "professional relationship" includes, for example, the provision of legal counsel or accounting services.  A "business relationship" includes, for example, the provision of consulting services or insurance coverage.
(4)  Facts that would be responsive to this question include, for example, the receipt of
     "special favors" from a stock promoter, such as participation in a private placement or initial public offering, as an inducement to puchase other Securities for the Funds or the
     Advisers' clients.  Another example would be investment in Securities of a limited partnership that in turn owned warrants of a company formed for the purpose of effecting a leveraged buy-out in circumstances where the Funds' or the Advisers' clients might invest in Securities related to the leveraged buyout.  The foregoing are only examples of pertinent facts and in no way limits the types of facts that may be responsive to this question.

Approval or Denial of Personal Trading Request

[to be completed by Compliance Officer or His/Her Designee]

______         Approved.  The proposed  transaction appears to be consistent with the policies described in the Code. Preclearance is granted from and including _________________________________
               through __________________________________.

______         Denied.  The proposed transaction does not appear to be consistent with the policies described in the Code and/or the conditions  necessary for approval  of the proposed the proposed transaction have not been satisfied.  Preclearance is denied.

                                               Signed: _______________________________________

                                               Title: ________________________________________

                                               Date: _________________________________________

Appendix C

INITIAL HOLDINGS REPORT

      Reportable Securities Holdings are all Securities Holdings of Access Persons(1) of The AAL Mutual Funds, The Lutheran Brotherhood Family of Funds, AAL Variable Product Series Fund, Inc., LB Series Fund, Inc., Aid Association for Lutherans, AAL Capital Management Corporation, Lutheran Brotherhood Research Corp. and Lutheran Brotherhood Securities Corp., regardless of the size of the Securities Holdings; except that such holdings shall not include shares of registered open-end investment companies (mutual funds and variable annuities), securities issued as direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, and various money market instruments (e.g. conventional repurchase agreements, U.S. government agency obligations, obligations issued or guaranteed by foreign governments) maturing within 397 calendar days from the date of purchase. In addition, exempt securities, as described in the Code of Ethics, and interests in independently managed retirement plans need not be reported.

      A report must be filed no later than 10 days after filer becomes an access person. Each report must cover all accounts in which you have a direct or indirect Beneficial Ownership1 interest (unless you have no influence or control over such accounts) and all non-Adviser accounts that you manage or with respect to which you give investment or voting advice.

      I [check one] have _______ have no _______ interests in securities as described above.

      Please describe all reportable securities holdings on the second page of this form. Copies of confirmation statements may be attached to a signed report in lieu of setting forth the information otherwise required. Use additional copies of this form if necessary.

      To the best of my knowledge and belief, the answers set out in this Report are true and correct.

                                               Printed Name: _________________________________

                                               Signature: ____________________________________

                                               Date submitted: _______________________________

The undersigned, ________________, in my capacity as the Funds' and Adviser's Compliance Officer (or His/Her Designee), hereby certify the receipt of this Annual Holdings Report on the ___ day of ____________, 20___.

                                                   ________________________________________
                                                   Compliance Officer (or His/Her Designee)

Footnote:
(1)  The terms "Securities Transactions," "Access Person" and "Beneficial Ownership" are defined in the Code of Ethics.

REPORTABLE SECURITIES HOLDINGS(2)

1.      Title, number of shares and principal amount of each security beneficially held in part or in whole, directly or indirectly, by the Access Person:
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________

2.      Name of broker, dealer or bank with whom the access person maintains an account in which any securities are held for his/her direct or indirect benefit:
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________

OTHER RELEVANT INFORMATION:
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________

Footnote:
(2) This Report shall not be construed as an admission by the person making such Report that he or she has had any direct or indirect beneficial interest in the security or securities to which the Report relates.

Appendix D

QUARTERLY SECURITIES TRANSACTIONS REPORT
FOR THE QUARTER ENDED

      Reportable Securities Transactions are all Securities transactions of Access Persons(1) of The AAL Mutual Funds, The Lutheran Brotherhood Family of Funds, AAL Variable Product Series Fund, Inc., LB Series Fund, Inc., Aid Association for Lutherans, AAL Capital Management Corporation, Lutheran Brotherhood Research Corp. and Lutheran Brotherhood Securities Corp., regardless of the size of the Securities transaction; except that it shall not include shares of registered open-end investment companies (mutual funds and variable annuities), securities issued as direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, and various money market instruments (e.g. conventional repurchase agreements, U.S. government agency obligations, obligations issued or guaranteed by foreign governments) maturing within 397 calendar days from the date of purchase. In addition, exempt transactions, as described in the Code of Ethics and interests in independently managed retirement plans need not be reported. A report must be filed quarterly, by the tenth day after the end of each calendar quarter, whether or not you have had any Securities Transactions for the prior quarter. Each report must cover all accounts in which you have a direct or indirect Beneficial Ownership1 interest (unless you have no influence or control over such accounts) and all non-Adviser accounts that you manage or with respect to which you give investment or voting advice.

      I [check one] had ______ had no ______ reportable securities transactions during the above quarter. Please describe all reportable securities transactions on the following page. Copies of individual confirmations or monthly or quarterly broker statements may be attached to a signed report in lieu of setting forth the information required on the following page. Use additional copies of this form if necessary.

      In addition, for any account established by you in which Securities were held for your direct or indirect benefit during the above quarter, describe those accounts where indicated on the following page.

      To the best of my knowledge and belief, the answers set out in this Report are true and correct.

                                               Printed Name: _________________________________

                                               Signature: ____________________________________

                                               Date Submitted: _______________________________

Footnote:
(1) The terms "Access Persons" and "Beneficial Ownership" are defined in the Code.

REPORTABLE SECURITIES TRANSACTIONS**

1.      Date of transaction: _________________________________________________________________

2.      Name of the issuer and dollar amount or number of  securities of the issuer  purchased or sold:
        ______________________________________________________________________________________

3.      Nature of transaction (i.e., purchase, sale, or other type of acquisition or disposition):
        ______________________________________________________________________________________
        ______________________________________________________________________________________

4.      Price at which the transaction was effected: _________________________________________

5.      Name of broker, dealer, or bank with or through whom the transaction was effected:
        ______________________________________________________________________________________

REPORTABLE SECURITIES ACCOUNTS

1.      Name of broker, dealer or bank with or through whom the account was established:
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________

2.      Date on which the account was established:
        ______________________________________________________________________________________

**This Report shall not be construed as an admission by the person making such Report that he or she has any direct or indirect beneficial interest in the security or securities to which the
  Report relates.

Appendix E

ANNUAL HOLDINGS REPORT
FOR THE FISCAL YEAR ENDED ___________________, 20___

      Reportable Securities Holdings are all Securities Holdings of Access Persons(1) of The AAL Mutual Funds, The Lutheran Brotherhood Family of Funds, AAL Variable Product Series Fund, Inc., LB Series Fund, Inc., Aid Association for Lutherans, AAL Capital Management Corporation, Lutheran Brotherhood Research Corp. and Lutheran Brotherhood Securities Corp., regardless of the size of the Securities Holdings; except that such holdings shall not include shares of registered open-end investment companies (mutual funds and variable annuities), securities issued as direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, and various money market instruments (e.g. conventional repurchase agreements, U.S. government agency obligations, obligations issued or guaranteed by foreign governments) maturing within 397 calendar days from the date of purchase. In addition, exempt securities, as described in the Code of Ethics, and interests in independently managed retirement plans need not be reported.

      A report must be filed annually, and the info must be current as of a date no more than 30 days before the report is submitted. Each report must cover all accounts in which you have a direct or indirect Beneficial Ownership1 interest (unless you have no influence or control over such accounts) and all non-Adviser accounts that you manage or with respect to which you give investment or voting advice.

      I [check one] have _______ have no _______ interests in securities as described above.

      Please describe all reportable securities holdings on the second page of this form. Copies of confirmation statements may be attached to a signed report in lieu of setting forth the information otherwise required. Use additional copies of this form if necessary.

      To the best of my knowledge and belief, the answers set out in this Report are true and correct.

                                               Printed Name: _________________________________

                                               Signature: ____________________________________

                                               Date submitted: _______________________________

The undersigned, ________________, in my capacity as the Funds' and Adviser's Compliance Officer (or His/Her Designee), hereby certify the receipt of this Annual Holdings Report on the ___ day of ____________, 20___.

                                                   _______________________________________
                                                   Compliance Officer (or His/Her Designee)

(1) The terms "Securities Transactions," "Access Person" and "Beneficial Ownership" are defined in the Code of Ethics.

REPORTABLE SECURITIES HOLDINGS(2)

1.      Title, number of shares and principal amount of each security beneficially held in part or in whole, directly or indirectly, by the Access Person:
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________

2.      Name of broker, dealer or bank with whom the access person maintains an account in which any securities are held for his/her direct or indirect benefit:
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________

OTHER RELEVANT INFORMATION:
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________
        ______________________________________________________________________________________

Footnote:
(2) This Report shall not be construed as an admission by the person making such Report that he or she has had any direct or indirect beneficial interest in the security or securities to which the Report relates.